UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 22, 2017

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On June 22, 2017, Barnes & Noble, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended April 29, 2017 (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto pertaining to the Company’s financial results shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), in the Press Release attached hereto as Exhibit 99.1, the Company uses the non-GAAP financial measure of EBITDA (defined by the Company as earnings before interest, taxes, depreciation and amortization).

The Company’s management reviews this non-GAAP measure internally to evaluate the Company’s performance and manage its operations.  The Company believes that the inclusion of EBITDA results provide investors useful and important information regarding the Company’s operating results. The non-GAAP measure included in the Press Release attached hereto as Exhibit 99.1 has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release of Barnes & Noble, Inc., dated June 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: June 22, 2017	By:	/s/ Allen W. Lindstrom
Name: Allen W. Lindstrom
Title: Chief Financial Officer

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of Barnes & Noble, Inc., dated June 22, 2017